THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

10% CONVERTIBLE BRIDGE NOTE
DUE JULY 2, 2013

BUREAU OF FUGITIVE RECOVERY, INC.

Date: July 2, 2012	US$________

FOR VALUE RECEIVED, in cash and other consideration, Bureau of Fugitive Recovery, Inc., a Colorado corporation (“Borrower”), hereby promises to pay to ____________, or registered assigns (“Holder”), the sum of _____________ (US$_____) (the “Principal”).

(1)           Payments of Principal.  On July 2, 2013 (the “Maturity Date”), unless an Event of Default shall have occurred, Borrower shall pay to Holder the entire principal amount (the “Principal Amount”) under this Promissory Note (this “Note”) plus all accrued and unpaid interest in cash.  If any time prior to the Maturity Date Borrower has consummated a financing in which it issues its securities (the “Financing”), then the Holder shall have the right to exchange this Note for such security and the principal and accrued interest hereunder will be applied towards the purchase of such security, at the price and on the same terms being offered to the other investors in the Financing.  Such offer shall made at the same time and in the same manner as if such offer is being made to any other potential purchaser of such security.  Borrower may prepay all or any portion of the amounts owing under this Note at any time without fee, charge or premium.

(2)           Interest.  This Note shall bear interest at the rate of 10% per annum payable in full on the Maturity Date.

(3)           Event of Default.

(a)           Event of Default.  Each of the following events shall constitute an “Event of Default” hereunder:

(i)              Borrower's failure to pay to the Holder any amount when and as due under this Note for a period of ten (10) Business Days after notice of such failure; or

(ii)              Borrower shall either (i) fail to pay, when due, or within any applicable grace period, any payment in respect of any Indebtedness in excess of $100,000, individually or in the aggregate, due to any third party, other than, with respect to unsecured indebtedness only, payments contested by the Borrower in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof, or otherwise be in breach or violation of any agreement for monies owed or owing in respect of any indebtedness in an amount in excess of $250,000, individually or in the aggregate, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding Borrower, which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects of financial condition of Borrower or any of its Subsidiaries, individually or in the aggregate;

(iii)              Borrower or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors generally (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official for substantially all of its assets (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iv)              a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against Borrower or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of Borrower or any of its Subsidiaries for substantially all of its assets, or (C) orders the liquidation of Borrower or any of its Subsidiaries;

(v)              a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against Borrower or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above; and

(vi)              Borrower breaches any covenant or other term or condition or any material representation or warranty of any of the Transaction Documents, except, in the case of a breach of a covenant or other term or condition which is curable, and provided that Borrower delivers prompt notice of such breach to the Holder, only if such breach continues for a period of at least ten (10) consecutive Business Days.

(b)           Acceleration.  Upon the occurrence of an Event of Default under this Note, Holder shall have, at its option, the right, without further notice or demand, which Borrower hereby expressly waives, to declare the unpaid principal and interest immediately due and payable and to exercise any other rights and remedies that Holder may have.  Holder’s failure to accelerate the payment of this Note upon the occurrence of one or more events of default shall not constitute a waiver of Holder’s right to exercise such options at any subsequent time with respect to the same or any other event of default.  Holder’s acceptance of any payment under this Note which is less than payment in full of all amounts then due and payable shall not constitute a waiver by Holder of any right to declare a default hereunder or to pursue any remedy available under this Note, at law or in equity, or under any other agreement, instrument or document entered into by and between Borrower and Holder.

(4)           Notices; Payments.

(a)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (c) the 2nd  Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth below:

If to Borrower:

Bureau of Fugitive Recovery, Inc.
132 W. 11th Avenue
Denver, Colorado 80204

Or such other address as Borrower may provide to Holder for notices purposes after the issuance of this Note.

If to Holder:

_________________
_________________
_________________

(b)            Payments.  Whenever any payment of cash is to be made by Borrower to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of Borrower and sent via overnight courier service to such Person at the address provided for notice pursuant to Section 13(a) above, or as subsequently provided to the other party in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing Borrower with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(5)           Cancellation.  After all principal, interest and other amounts at any time owed on this Note have been indefeasibly paid in full, this Note shall automatically be deemed canceled, shall be surrendered to Borrower for cancellation and shall not be reissued, and the security interest granted in the Collateral shall terminate.  The Holder agrees to promptly execute, file and/or deliver any and all documents reasonably required or requested to further evidence such termination.

(6)           Waivers by Borrower.  Borrower (a) waives diligence, grace, demand, presentment for payment, exhibition of this Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, and any or all other notices whatsoever, and any and all exemption rights against the indebtedness evidenced by this Note; (b) agrees to any and all extensions or renewals from time to time without notice and to any partial payments of this Note; (c) consents to offsets of any sums owed to Borrower by Holder at any time and to any release of all or any part of the security for this Note, or to any release of any party liable for payment of this Note; and (d) agrees that any such waiver, extension, renewal, release, consent, or partial payment may be made without notice to Borrower or any other party and shall not release or discharge any one or all of them from the obligation of payment of this Note or any installment of this Note or any other liability under this Note.  Any security given for the obligations of Borrower may be waived, exchanged, surrendered or otherwise dealt with by Holder without affecting the liability of Borrower or any other party who might subsequently become liable hereon.

(7)           Governing Law; Jurisdiction; Severability; Jury Trial.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of California.  Borrower hereby irrevocably submits to the exclusive jurisdiction of the Commercial Court sitting in the City of San Diego, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against Borrower in any other jurisdiction to collect on Borrower's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

(8)           Usury Savings.  Borrower and Holder intend to contract in compliance with all state and federal usury laws governing the loan evidenced by this Note.  Holder and Borrower agree that none of the terms of this Note shall be construed to require payment of interest at a rate in excess of the maximum interest rate allowed by any applicable state, federal or foreign usury laws.  If Holder receives sums which constitute interest that would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall at Holder’s option either be credited to the payment of principal or returned to Borrower.  The provisions of this Section 9 control the other provisions of this Note and any other agreement between Borrower and Holder.

(9)           Severability.  All provisions hereof are severable.  If any provision hereof is declared invalid for any reason, that invalidity shall not affect any other provision of this Note, all of which shall remain in full force and effect.

(10)         Successors and Assigns.  Subject to the restrictions on transfer described in Section 11 below, the rights and obligations of the Borrower and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(11)         Assignment by Borrower.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior written consent of Holder.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the set forth above.

BUREAU OF FUGITIVE RECOVERY, INC.

By:_______________________________
      Jay Kelman, its Chief Executive Officer